Exhibit 24

       October 27, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as any employee of International Business Machines
Corporation (IBM) designated in writing by the Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM, pursuant to the Securities Exchange Act of 1934 (the Act), any Securities
and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4,
Form 5, or Form 144 under the Act.

   A. Bonzani _____________/s/___________________

   D. Cummins _____________/s/___________________

   C. B. Gregory _____________/s/___________________

   M. Sladek _____________/s/___________________

   M. F. SooHoo _____________/s/___________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.

       Very truly yours,

                                                        /s/

       W. James McNerney, Jr.

cc:  New York Stock Exchange

McNerney SEC letter.doc